תעודה מספר

CERTIFICATE No.

Certificate No. ____

Ordinary shares of
NIS 0.02 Nominal Value Each

XTLbio

אקס.טי.אל ביופרמסוטיקלס בע"מ

נתאגדה בישראל לפי פקודת החברות

XTL BIOPHARMACEUTICALS LTD.

Incorporated Under The Israeli Companies Ordinance

תעודה מס' ____

מניות רגילות ע"ש
בנות 0.02 ש"ח ע"נ כ"א

SHARE CERTIFICATE תעודת מניה

SPECIMEN

THIS IS TO CERTIFY that ________________ **זאת לעדות** כי

Is (are) the Registered Holder(s) of ____________ הנו(ם) הבעלים הרשומ(ים) של

Fully paid Ordinary Shares of NIS 0.02 Nominal Value each — מניות רגילות בנות 0.02 ש"ח ע"נ כ"א אשר שולמו במלואן

Numbered from ________ to ________ inclusive — ממספר ________ עד ________ ועד בכלל

of XTL Biopharmaceuticals Ltd. — של חברת אקס.טי.אל ביופרמסוטיקלס בע"מ

In accordance to the Articles of Association of the Company — בהתאם לתקנון החברה

Given under the Seal of the Company — ניתנה בחותם הרשמי של החברה

This ______ day of ______________ year ______________ — ביום ______ לחודש ______________ שנה ______________

____
דירקטור/מזכיר החברה/מנהל
Director/Corporate Secretary/Manager

תעודה מספר

CERTIFICATE No

Alston & Bird